Exhibit 99.1

January 15, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Increases Quarterly Dividend
By 5 Percent from Previous Quarter

TULSA, Okla. – Jan. 15, 2014 – The board of directors of ONEOK, Inc. (NYSE: OKE) today increased the quarterly dividend 2 cents per share, or 5 percent, to 40 cents per share, payable Feb. 18, 2014, to shareholders of record at the close of business Feb. 10, 2014.

“The completion of growth projects in our ONEOK Partners segment continues to benefit ONEOK in the form of higher cash distributions and allows us to continue to increase dividends to our shareholders,” said John W. Gibson, chairman and chief executive officer of ONEOK. “As the partnership executes its previously announced $6.0 billion to $6.4 billion growth program through 2016, we expect continued strong cash flow to ONEOK, enabling us to provide long- term value to our shareholders.”

In December 2013, ONEOK indicated that it expects to increase its quarterly dividend to 56 cents per share in April 2014, following the separation of the company’s natural gas distribution segment into ONE Gas, Inc. (NYSE: OGS). This increase, subject to board approval, is 40 percent higher than the current quarterly dividend of 40 cents per share.

The ONE Gas separation is expected to close Jan. 31, 2014, subject to the satisfaction of the conditions to closing, and ONE Gas is expected to begin trading on a regular-way basis on the New York Stock Exchange on Feb. 3, 2014.

ONEOK also announced plans to increase subsequent dividends by 1.5 cents per share per quarter in 2014, subject to board approval.

ONEOK also has estimated an average annual dividend increase of 20 to 25 percent between 2013 and 2016, which includes the planned increase in 2014 and 10 percent annual increases in 2015 and 2016, while maintaining a long-term dividend coverage ratio of approximately 1.05 times, subject to board approval.

Since January 2006, the company has increased the dividend 17 times, representing a 186 percent increase during that period.

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ONEOK Increases Quarterly Dividend
By 5 Percent from Previous Quarter

January 15, 2014

The record and payment dates for this dividend are later than ONEOK’s usual record and payment dates in order to comply with rules of the New York Stock Exchange related to the ONE Gas separation transaction. The record and payment dates for future dividends are expected to return to the usual dates.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company. We are the general partner and as of Dec. 31, 2013, own 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends), liquidity, management’s plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of
1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item
1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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